Exhibit 16.1

August 9, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated August 9, 2005, of American Equity Investment Life Holding Company and are in agreement with the statements contained in Item 4.01 on page 2 therein.

/s/ Ernst & Young LLP